EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated September 8, 2009 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Nobel Learning Communities, Inc. on Form 10-K for the year ended June 27, 2009. We hereby consent to the incorporation by reference of said reports in the Post-Effective Amendment No. 2 to the Registration Statement of Nobel Learning Communities, Inc. on Form S-3 (File No. 333-148294, effective on December 21, 2007).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

May 6, 2010